Exhibit 5.1

May 29, 2015

Astoria Financial Corporation

One Astoria Bank Plaza

Lake Success, NY 11042

Re:	Astoria Financial Corporation –Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Astoria Financial Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration by the Company, and the offering from time to time, of an indeterminate number of: (i) shares of common stock of the Company, par value $0.01 per share (“Common Stock”), (ii) shares of preferred stock of the Company, par value $1.00 per share, to be issued in one or more series (“Preferred Stock”), (iii) depositary shares representing shares (or fractions or multiples of a share) of Preferred Stock of the Company (“Depositary Shares”), to be evidenced by depositary receipts (“Depositary Receipts”), (iv) debt securities of the Company, including senior debt securities and subordinated debt securities (“Debt Securities”), (v) warrants to purchase Debt Securities, shares of Preferred Stock or shares of Common Stock (“Warrants”) and (vi) units consisting of one or more notes or other securities, including Common Stock, Preferred Stock, Depositary Shares, Warrants or any combination thereof (“Units”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units are collectively referred to herein as “Securities.”

In rendering this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended, (iii) the Bylaws of the Company, as amended, (iv) the resolutions adopted by the Board of Directors of the Company (the “Board”) related to the approval of the Registration Statement and the authorization to file the Registration Statement with the Commission and related matters and (v) such other documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for the purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the statements of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

Astoria Financial Corporation

May 29, 2015

In rendering this opinion letter, each opinion expressed and assumption relied upon herein with respect to the enforceability of any right or obligation is subject to and is qualified by the effects of each of the following: (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, equitable subordination and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law or codified by statute, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties or the reorganization of financial institutions, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement and (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations.

In addition, we have assumed that (i) the Registration Statement and any amendments or supplements thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time any Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with applicable laws, (iii) the Company has or will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly, authorized and validly executed and delivered by the Company and the other parties thereto, (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any other Securities being offered under the Registration Statement will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise, (vii) with respect to shares of Common Stock and Preferred Stock offered, there will be sufficient shares of unissued Common Stock and Preferred Stock, as applicable, authorized under the Company’s organizational documents and not otherwise reserved for issuance at the time of issuance thereof, (viii) in the case of any agreement pursuant to which any Securities are to be issued, there shall be no term or provision contained therein that would affect the opinions rendered herein and (ix) all actions will have been taken by the Company prior to an issuance of Securities so as not to violate any applicable law or the Company’s Certificate of Incorporation, as amended, or Bylaws, as amended, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Astoria Financial Corporation

May 29, 2015

In rendering the opinions set forth below, we do not express any opinion concerning any law other than the federal laws of the United States, the laws of the State of New York (exclusive of municipal and other local laws) and the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) and we express no opinion with respect to choice of law or conflicts of law. In rendering such opinions, we have not passed upon and do not purport to pass upon the application of securities or “blue-sky” laws of any jurisdiction (except federal securities laws). We express no opinion whatsoever as to the compliance or noncompliance by any person with antifraud or information delivery provisions of state or federal laws, rules and regulations, and no inference regarding such compliance or noncompliance may be drawn from any opinion in this letter. Any opinion expressed below as to the enforceability of any agreement relates only to an agreement that designates therein the laws of the State of New York as the governing law thereof.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.	With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

2.	With respect to any particular series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such shares of Preferred Stock and related matters, (b) a Certificate of Designations, Rights, Preferences and Limitations has been duly filed with the Secretary of State of the State of Delaware and (c) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

Astoria Financial Corporation

May 29, 2015

3.	With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of Depositary Shares and related matters, (b) the applicable deposit agreement has been duly authorized, executed and delivered by the Company and the applicable depositary, (c) the terms of the Depositary Receipts have been established in conformity with the applicable deposit agreement, (d) the Preferred Stock represented by the Depositary Shares has been duly authorized and validly issued and the certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company to the depositary in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, (e) the Depositary Receipts are duly issued against deposit of such Preferred Stock in accordance with the applicable deposit agreement and (f) the Depositary Receipts have been duly executed, countersigned, registered and delivered by the Company in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable deposit agreement.

4.	With respect to any Debt Securities, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Debt Securities and related matters, (b) the applicable indenture with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the applicable indenture trustee, (c) the applicable indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to any Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Warrants and related matters, (b) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the applicable agent for the Warrants and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Astoria Financial Corporation

May 29, 2015

6.	With respect to any Units, when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Units and related matters, (b) the applicable unit agreement has been duly authorized, executed and delivered by the Company and the applicable agent for the Units and (c) such Units have been duly executed, authenticated or attested, issued and delivered in accordance with the provisions of the applicable unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The Company has informed us that it intends to issue Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof. Prior to issuing any Securities pursuant to the Registration Statement, (i) the Company will advise us in writing of the terms thereof and (ii) the Company will afford us an opportunity to review the documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and the Company will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise the Company of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who purchase Securities pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus included in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter LLP